                                                                   EXHIBIT 23.10

                                    CONSENT

     I, Tommaso Zanzotto, do hereby consent to the inclusion of biographical information about me, including my name, age, position as a director of Compass International Services Corporation, a Delaware corporation (the "Company"), my expected term as a director of the Company and the other information required to be provided in the Company's Registration Statement on Form S-1 (the "Registration Statement"), as amended by Amendment No. 1 thereto, to be filed with the Securities and Exchange Commission on or about November 12, 1997 which information will appear in the section entitled "Management -- Executive Officers and Directors." I further consent to the filing of this consent as an exhibit to the Registration Statement.



                                                   /s/ Tommaso Zanzotto
                                                   -----------------------------
                                                    Tommaso Zanzotto


Dated:  November 11, 1997